UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

☑    Filed by the Registrant         ☐    Filed by a Party other than the Registrant

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
☑	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V56478-S95935 FUELCELL ENERGY, INC. 2024 Special Meeting Vote by October 30, 2024 11:59 PM ET You invested in FUELCELL ENERGY, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on October 31, 2024. Vote Virtually at the Meeting* October 31, 2024 11:00 a.m. Eastern Daylight Time Virtually at: www.virtualshareholdermeeting.com/FCEL2024SM Get informed before you vote View the Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 17, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. FUELCELL ENERGY, INC. 3 GREAT PASTURE ROAD DANBURY, CT 06810 ATTN: CORPORATE SECRETARY

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V56479-S95935 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. 1. To adopt an amendment to the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock, par value $0.0001 per share, and shares of Common Stock held in treasury at a specific ratio ranging from one-for-ten (1:10) to one-for-thirty (1:30), at any time prior to May 23, 2025, with the exact ratio to be determined by the Board of Directors without further approval or authorization of our stockholders. For 2. To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1. For